UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2023

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6800 Indian Creek Dr. Suite 1E

Miami Beach, FL 33141

(Address of principal executive offices, and zip code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LQR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director D. Collins

On September 25, 2023, Darren Collins (“Mr. Collins”) resigned as a member of the board of directors (the “Board”) of LQR House Inc., a Nevada corporation (“LQR” or the Company”), with such resignation becoming effective September 25, 2023 (the “Collins Separation Date”). Mr. Collins did not serve on any Board committees at the time of his resignation. Mr. Collins did not resign from the Board due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with Mr. Collins’ resignation, on the Collins Separation Date, the Company entered into a Mutual Release and Non Disparagement Agreement with Mr. Collins (the “Collins Mutual Release Agreement”), pursuant to which Mr. Collins and the Company agreed to mutual release and mutual non-disparagement clauses, Mr. Collins agreed to a covenant not to sue, and the Company agreed to indemnify Mr. Collins.

The foregoing description of the Collins Mutual Release Agreement is only a summary and is qualified in its entirety by reference to the full text of the Collins Mutual Release Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Departure of Director G. Dollinger

On September 25, 2023, Guy Dollinger (“Mr. Dollinger”) resigned as an independent member of the Board, as the Chairman of the Audit Committee, and as a member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board, with such resignation becoming effective September 25, 2023 (the “Dollinger Separation Date”). Mr. Dollinger did not resign from the Board due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with Mr. Dollinger’s resignation, on the Dollinger Separation Date, the Company entered into a Mutual Release and Non Disparagement Agreement with Mr. Dollinger (the “Dollinger Mutual Release Agreement”), pursuant to which Mr. Dollinger and the Company agreed to mutual release and mutual non-disparagement clauses, Mr. Dollinger agreed to a covenant not to sue, and the Company agreed to indemnify Mr. Dollinger.

The foregoing description of the Dollinger Mutual Release Agreement is only a summary and is qualified in its entirety by reference to the full text of the Dollinger Mutual Release Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

In connection with the resignation of Mr. Dollinger, the Board has appointed James P. O’Brien, a current independent director of the Company, to serve as a member of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Audit Committee of the Board as well as the Chairman of the Audit Committee. The Board has also determined that Mr. O’Brien qualifies as an “audit committee financial expert.”

Item 7.01 Regulation FD Disclosure.

On September 29, 2023, the Company issued a press release relating to the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Mutual Release and Non-Disparagement Agreement, dated September 27, 2023, between LQR House Inc. and Darren Collins
10.2	Mutual Release and Non-Disparagement Agreement, dated September 27, 2023, between LQR House Inc. and Guy Dollinger
99.1	Press Release dated September 29, 2023 – LQR House Propels Von Payne Whiskey to Secure Its First Costco Purchase Order & Provides Corporate Update
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: September 29, 2023	By:	/s/ Sean Dollinger
	Name:	Sean Dollinger
	Title:	Chief Executive Officer

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